Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is made effective as of May 26, 2026 (the “Effective Date”), by and between LENSAR, Inc., a Delaware corporation (the “Client”) and Monomoy Advisors LLC, a Delaware limited liability company (“Monomoy”). The Client and Monomoy are herein sometimes referred to individually as a “Party” and collectively as the “Parties.” The Parties agree that Monomoy will be engaged on the following terms and conditions.

1.
Services. Monomoy and Monomoy’s employees or contracted agents (the “Monomoy Personnel”) will provide services to the Client (the “Services”) which are described in Exhibit A. The Services may be amended or adjusted upon written agreement by both Parties and will be periodically reviewed.

2.
Compensation. In consideration of Monomoy’s performance of the Services, the Client shall compensate Monomoy as described in Exhibit A, which compensation shall consist of a cash consulting fee (the “Consulting Fee”). Consulting Fees will be invoiced as incurred and are due within thirty (30) days of the date of undisputed invoice, which shall include sufficient information to identify the nature of the Services. If the Parties agree to amend or adjust the Services pursuant to Paragraph 1 of this Agreement, the Parties will also negotiate in good faith to adjust the Consulting Fee accordingly. The Consulting Fee is subject to an annual increase of no more than 6%, effective January 1 of each year, beginning as of January 1, 2028, pursuant to written notice by Monomoy. Additional fees are payable hereunder as described below and in Exhibit A.

3.
Expenses. The Client will reimburse Monomoy for all reasonable out-of-pocket business expenses (“Expenses”), including but not limited to travel and parking, incurred by Monomoy in performing the Services, upon submission by Monomoy of supporting documentation reasonably acceptable to the Client. Any Expenses in any given three (3)-month period that, in the aggregate, exceed $1,000 shall be submitted to the Client for its prior written approval.

4.
Term and Termination. The term of this Agreement will commence on the Effective Date and will continue until such time as the Agreement is terminated in accordance with this Paragraph 4. This Agreement may be terminated upon mutual agreement of the Parties. In addition, this Agreement may be terminated by either Party (a) in connection with any material breach of this Agreement by the other Party (or, in the case of Monomoy, any Monomoy Personnel), which material breach is not cured within thirty (30) days of receipt of written notice; (b) for any reason upon thirty (30) days’ prior written notice to the other Party, or (c) immediately upon the identification of any gross negligence, fraud, embezzlement, illegal acts or any other act that may materially harm a Party or bring it into public disrepute, performed by the other Party (or, in the case of Monomoy, any Monomoy Personnel), unless a continuation of the term is otherwise agreed to by the Parties. For purposes of this Agreement, all obligations to pay undisputed unpaid Consulting Fees or Expenses owed for Services actually performed and incurred prior to termination hereunder shall survive any termination of this Agreement. Further, the following provisions survive any termination of this Agreement: Paragraphs 10 - 15, 18, 20 and 24.

5.
Time Commitment. Monomoy will devote sufficient time to perform the Services under this Agreement as may reasonably be required, and as set forth in Exhibit A. The duration of this Contract is minimum of three months and can be extended contingent on both parties agreement.

6.
Staffing. Monomoy shall have the exclusive authority to make staffing decisions with respect to use of its personnel in the provision of the Services. This authority includes the right to reassign personnel; provided, however, that the Services shall continue to be provided in accordance with the terms of this Agreement. Notwithstanding the foregoing, the Client may request the removal of any Monomoy Personnel at any time in writing and Monomoy shall change such Monomoy Personnel subject to the Client’s right of pre-approval. Monomoy shall be permitted to subcontract any of its obligations under this Agreement in connection with its performance of the Services, provided that Monomoy shall ensure that all such subcontractors comply with the applicable terms of this Agreement, including without limitation all confidentiality provisions set forth herein.

7.
Place of Performance. Monomoy will perform the Services at such locations as are indicated on Exhibit A or upon which the Parties may otherwise mutually agree.

8.
Client Responsibilities. The Client shall provide all information, data and access which may be reasonably required to perform the Services. Such items may include, but are not limited to, contractual records, accounting and financial systems, document file systems, building access, and access to discuss items with appropriate officers, directors and employees of the Client.

9.
Compliance with Policies and Guidelines. Monomoy will perform the Services in accordance with all rules or policies adopted by the Client that the Client discloses in writing to Monomoy.

10.
Confidential Information. During the course of performing the Services, the Client may make available to Monomoy information which is owned or controlled by the Client and is marked or designated as confidential at the time of disclosure or is of a type that is customarily considered to be confidential information (the “Confidential Information”). The Confidential Information or any part thereof is the exclusive property of the Client and shall not be disclosed to any third party, or used by Monomoy or any Monomoy Personnel except as may be necessary to provide the Services, without first obtaining the written consent of the Client. Monomoy further agrees to take all practical steps to ensure that the Confidential Information, and any part thereof, shall not be disclosed to its affiliates, agents, contractors, or employees (including the Monomoy Personnel), unless such parties are bound by applicable terms of confidentiality and non-use at least as protective as those set forth herein. Confidential Information shall not include information that (i) is known to Monomoy at the time of disclosure by the Client as evidenced by written records of Monomoy, (ii) has become publicly known and made generally available through no wrongful act of Monomoy, (iii) has been rightfully received by Monomoy from a third party who is authorized to make such disclosure, or (iv) is required to be disclosed by law or court order. In addition to the foregoing, Monomoy acknowledges that the Confidential Information will be “material nonpublic information” of the Client for purposes of applicable securities laws until the information is publicly announced by the Client, and neither Monomoy nor any Monomoy Personnel that receive Confidential Information will trade in the Client’s securities at any time while they have possession of material nonpublic information regarding the Client. Monomoy shall require all Monomoy Personnel that provide Services hereunder to execute a written agreement acknowledging and agreeing to the provisions of this Paragraph 10.

11.
Intellectual Property. All ideas, inventions, discoveries, creations, manuscripts, properties, innovations, improvements, know-how, designs, developments, apparatus, techniques, methods, and formulae that Monomoy or any Monomoy Personnel conceives, makes, develops or improves as a result of performing the Services or being provided with Confidential Information, whether or not reduced to practice and whether or not patentable, alone or in conjunction with any other party (collectively, “Client Materials”), shall be a “work made for hire” as that term is defined in the U.S. Copyright Act, and will be the Client’s sole and exclusive property. If any Client Material is for any reason not a “work made for hire,” this Agreement constitutes an irrevocable assignment to the Client of the copyright to the Client Material throughout the world. Monomoy shall cause Monomoy Personnel to irrevocably waive, to the extent permitted by applicable law, any and all claims such Monomoy Personnel may now or hereafter have in any jurisdiction to so-called “moral rights” or rights of droit moral with respect to the Client Materials. Notwithstanding the foregoing, Monomoy may develop, utilize and/or provide templates, formats, policies, or other similar items in connection with its provision of the Services that are generally applicable to Monomoy’s business and/or its clients and that do not contain Confidential Information of the Client (collectively, “Monomoy Materials”). Monomoy shall retain all right, title and interest in all Monomoy Materials, and hereby grants the Client a non-exclusive, perpetual, worldwide license to use the Monomoy Materials. Monomoy shall require all Monomoy Personnel that provide Services hereunder to execute a written agreement acknowledging and agreeing to the provisions of this Paragraph 11.

12.
Use of Name and Logo. Subject to the prior written consent of the Client (which consent may be withheld in the Client’s sole discretion), Monomoy is permitted, with prior written consent of the Client to use the

Client’s name and logo in customer lists on its web site and in other marketing materials. Monomoy shall not use the Client’s name or logo in any general advertising materials without the Client’s prior written consent (which consent may be withheld in the Client’s sole discretion).

13.
Non-Solicitation of Monomoy Representatives and Conversion. The Client agrees not to solicit, hire or retain services from any Monomoy Personnel, for the shorter of either (a) so long as the Monomoy Personnel are employees or contracted agents of Monomoy and for two (2) years thereafter or (b) so long as Monomoy is providing the Services to the Client and for two (2) years thereafter, without the prior written permission of Monomoy. If the Client seeks Monomoy’s consent to solicit, hire or retain services from a Monomoy Representative and Monomoy provides such consent, then in such event, if the Monomoy Representative is hired or retained by the Client as an employee or consultant, a conversion fee (the “Conversion Fee”) will be payable to Monomoy. The Conversion Fee will be 30% of the Monomoy Personnel’s starting annual base salary, payable within thirty (30) days of the Monomoy Personnel’s start date with the Client. Additionally, the Conversion Fee will be 30% of the Monomoy Personnel’s 2026 earned and paid bonus, payable within thirty (30) days of the bonus payout..

14.
Limited Warranty. Monomoy represents and warrants that (a) it will perform Services in accordance with (i) the terms of this Agreement and any timelines agreed upon by the Parties, and (ii) all applicable industry standards and all applicable laws, regulations, rules and guidelines; and (b) Monomoy and Monomoy Personnel or any other person used by Monomoy to perform Services has not been (x) debarred, convicted or is subject to a pending debarment or conviction, pursuant to the United States Food, Drug and Cosmetic Act, or any other federal or state law, rule or regulation, or (y) listed by any government or regulatory agencies as ineligible to participate in any government healthcare programs or government procurement or non-procurement programs, or excluded, debarred, suspended or otherwise made ineligible to participate in any such program. Except for any express warranties stated herein, the Services are provided on an “as is” basis, and the Client disclaims any and all warranties, conditions, or representations (express, implied, oral or written), relating to the Services or any part thereof. Further, in performing the Services, Monomoy is not engaged to disclose illegal acts, including fraud or defalcations, which may have taken place. The foregoing notwithstanding, Monomoy will promptly notify the Client if Monomoy becomes aware of any such illegal acts during the performance of the Services. Monomoy is not expressing a formal written opinion as to whether financial statements provided by the Client are in conformity with generally accepted accounting principles or any other standards or guidelines, or whether the underlying financial and other data provide a reasonable basis for the statements.

15.
Indemnification. Each Party hereto agrees to indemnify and hold the other Party hereto, its directors, officers, agents and employees harmless against any claim based upon circumstances alleged to be inconsistent with such representations and/or warranties contained in this Agreement. The Client shall indemnify and hold harmless Monomoy and any of its subcontractors against any claims, losses, damages or liabilities (or actions in respect thereof) that arise out of or are based on the Services performed hereunder, except for any such claims, losses, damages or liabilities arising out of the negligence or willful misconduct of Monomoy or any of its subcontractors (including the Monomoy Personnel).

16.
Independent Contractor. Monomoy and the Monomoy Personnel are not, nor shall they be deemed to be at any time during the term of this Agreement, employees of the Client, and therefore Monomoy and the Monomoy Personnel shall not be entitled to any benefits provided by the Client to its employees. Monomoy’s status and relationship with the Client shall be that of an independent contractor and consultant. Monomoy shall not state or imply, directly or indirectly, that Monomoy or any Monomoy Personnel are empowered to bind the Client without the Client’s prior written consent. Nothing herein shall create, expressly or by implication, a partnership, joint venture or other association between the Parties. Monomoy will be solely responsible for payment of all charges and taxes arising from Monomoy’s and the Monomoy Personnel’s relationship to the Client as consultants.

17.
Records. Upon termination of Monomoy’s relationship with the Client, Monomoy shall deliver to the Client any property or Confidential Information of the Client relating to the Services which may be in its possession or the possession of Monomoy Personnel.

18.
Notices. Any notice under this Agreement shall be in writing (except in the case of verbal communications, emails and teleconferences updating either Party as to the status of the Services). Notices under this Agreement shall be sent to the specified representatives of the Parties on Exhibit B.

19.
Assignment and Successors. This Agreement may not be assigned by a Party without the consent of the other which shall not be unreasonably withheld, except that each Party may assign this Agreement and the rights, obligations and interests of such Party, in whole or in part, to any of its Affiliates, to any purchaser of all or substantially all of its assets or to any successor entity resulting from any merger or consolidation of such Party with or into such entity.

1.
LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS ARISING OUT OF THIS AGREEMENT OR THE SERVICES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING LIMITATIONS SHALL NOT APPLY TO (A) A PARTY’S INDEMNIFICATION OBLIGATIONS, OR (B) DAMAGES OR LIABILITY CAUSED BY (i) A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS, (ii) A PARTY’S INFRINGEMENT OR MISAPPROPRIATION OF THE OTHER PARTY’S INTELLECTUAL PROPERTY RIGHTS, (iii) A PARTY’S NEGLIGENCE OR WILLFUL MISCONDUCT, OR (iv) FRAUD COMMITTED BY A PARTY. IN NO EVENT SHALL MONOMOY BE LIABLE FOR AGGREGATE MONEY DAMAGES OF ANY TYPE EXCEEDING THE CONSULTING FEES PAID UNDER THIS AGREEMENT IN THE ONE YEAR PERIOD PRECEDING THE DATE OF THE CLAIM.

2.
Force Majeure. Neither Party shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes beyond the reasonable control of such Party. In the event of such force majeure, the Party affected thereby shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

3.
Headings. The Paragraph headings are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

4.
Integration; Severability. This Agreement is the sole agreement with respect to the subject matter hereof and shall supersede all other agreements and understandings between the Parties with respect to the same. If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the Parties that the remainder of the Agreement shall not be affected.

1.
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding choice of law principles. The Parties agree that any action or proceeding arising out of or related in any way to this Agreement shall be brought solely in a Federal or State court of competent jurisdiction sitting in the State of Delaware.

2.
Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one agreement.

[Signature page follows]

This Agreement has been executed by the Client and Monomoy to be effective as of the Effective Date.

MONOMOY ADVISORS LLC		LENSAR, INC.

By:	/s/ Michael Wyzga	By:	/s/ Nicholas Curtis

Print Name:	Michael Wyzga	Print Name:	Nicholas Curtis

Title:	Partner	Title:	CEO

Exhibit A

Description of Potential Services and Fees

Monomoy will perform the following Services:

Interim CFO services to include partnering with the leadership team on all operational and strategic issues as they may arise, actively assist in fundraising activities and due diligence, overseeing the preparation and approval of all financial reporting materials; preparing and communicating monthly and annual financial and operational packages to the Board of Directors and internal leadership team, managing cash flow, developing the annual budget, forecast and other financial planning activities, identifying and implementing tools and business practices that help the business address opportunities for improvement, maintaining direct working relationships with the Board of Directors, investors, bankers, insurance brokers, attorneys and other service providers as necessary, attending periodic Company and Board meetings and calls, helping facilitate annual audit (if any) and tax returns, providing leadership and mentorship to the accounting team, and other responsibilities as normally required of CFO. Interim CFO services to be provided by Michael Rossi will be for approximately 40 hours a week at a rate of $375 per hour approximately which will be payable to Monomoy. Mr. Rossi will render the Services at the Client’s principal executive office in Orlando, Florida, at a mutually agreed upon schedule, and from his home office.

Exhibit B

Notices

All written notices under this Agreement shall be sent to the following specified representatives of the Parties:

MONOMOY ADVISORS LLC		LENSAR, INC.

Name:	Michael Wyzga	Name:	Nicholas Curtis

Title:	Partner	Title:	CEO

Address:	2221 Washington St, Building One, Suite 102, Newton, MA 02462	Address:	2800 Discovery Drive Orlando, FL 32826

Phone:	[ * * *]	Phone:

Email:	[ * * *]	Email:	[ * * *]